                                                                    EXHIBIT 11.1
                              SEGUE SOFTWARE, INC.
                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                 Primary                      Fully diluted
                                                              income (loss)                   income (loss)
                                                            per common share                 per common share
                                                           Three months ended               Three months ended
                                                      -----------------------------  --------------------------------
                                                      June 30, 1997  June 30, 1996   June 30, 1997    June 30, 1996
                                                      -------------  --------------  -------------  -----------------
  Net income (loss)                                        $  131       $    (29)         $  131          $    (29)
                                                           ======       ========          ======          ========
  Weighted average common shares
   outstanding during the period                            7,299          6,373           7,299             6,373
  Dilutive effect of stock options                            584              -             883                 -
                                                           ------       --------          ------          --------
  Weighted average common and common
   equivalent shares outstanding                            7,883          6,373           8,182             6,373
                                                           ======       ========          ======          ========
  Net income (loss) per common
   and common equivalent share                             $  .02       $      -          $  .02          $      -
                                                           ======       ========          ======          ========
                                                             Six months ended               Six months ended
                                                       ----------------------------   ----------------------------
                                                       June 30, 1997  June 30, 1996   June 30, 1997  June 30, 1996
                                                       -------------  -------------   -------------  -------------
Net income (loss)                                          $  829       $    (27)         $  829          $    (27)
                                                           ======       ========          ======          ========
Weighted average common shares
 outstanding during the period                              7,261          4,030           7,261             4,030
Dilutive effect of stock options                              735              -             909                 -
Weighted average cheap stock outstanding
 during the period                                              -             61/(1)/          -                61/(1)/
                                                           ------       --------          ------          --------
Weighted average common and common
 equivalent shares outstanding                              7,996          4,091           8,170             4,091
                                                           ======       ========          ======          ========
Net income (loss) per common and
   common equivalent share                                 $  .10       $   (.01)         $  .10          $   (.01)
                                                           ======       ========          ======          ========

/(1)/ In accordance with the Securities and Exchange Commission Staff
Accounting Bulletin No. 83, issuances of Common Stock and Common Stock equivalents within one year prior to the initial filing date of the registration statement, at share prices less than the assumed initial public offering price, are considered to have been made in anticipation of the public offering which was completed April 2, 1996. Accordingly, these equity issuances are treated as if issued and outstanding, using the treasury stock method, for the three and six months ended June 30, 1996.